Exhibit 3.159

/s/ [ILLEGIBLE]
[SEAL]

SECRETARY OF STATE

I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]	IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
JAN 21 2004

/s/ Kevin Shelley
Secretary of State

1294292 FILED
In the office of the Secretary of State of the State of California

DEC 30 1985

MARCH FONG EU, Secretary of State

By:	/s/ Kathleen P. Gutierrez
Deputy

ARTICLES OF INCORPORATION

OF

WARNER-TAMERLANE PUBLISHING CORP.

FIRST:  The name of this corporation is Warner-Tamerlane Publishing Corp.

SECOND:  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD:  The name and address of this corporation’s initial agent in the State of California for service of process is:  United States Corporation Company, 6430 Sunset Boulevard, Los Angeles, California 90028.

FOURTH:  The total number of shares which this corporation is authorized to issue is 250.

Dated: November 25, 1985.

/s/ Leif A. Tonnessen
Leif A. Tonnessen
Sole Incorporator

[SEAL]

I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

[SEAL]	IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
DEC 31 1985

/s/ March Fong Eu
Secretary of State

1294292 ENDORSED FILED
In the office of the Secretary of State of the State of California

DEC 30 1985

MARCH FONG EU, Secretary of State

Kathleen P. Gutierrez Deputy

ARTICLES OF INCORPORATION

OF

WARNER-TAMERLANE PUBLISHING CORP.

FIRST:  The name of this corporation is Warner-Tamerlane Publishing Corp.

SECOND:  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD:  The name and address of this corporation’s initial agent in the State of California for service of process is:  United States Corporation Company, 6430 Sunset Boulevard, Los Angeles, California 90028.

FOURTH:  The total number of shares which this corporation is authorized to issue is 250.

Dated: November 25, 1985.

/s/ Leif A. Tonnessen
Leif A. Tonnessen
Sole Incorporator